                                                                  Exhibit 23 (1)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in (i) this Form 8-K, (ii) Registration Statement on Form S-8, as amended in Post-Effective Amendment No. 1 (File No. 33-82944) (iii) Registration Statement on Form S-8 (File No. 333-02651) and (iv) Registration Statement on Form S-8 (File No. 333-59367) of CanArgo Energy Corporation (formerly Fountain Oil Incorporated), of our report which includes paragraph regarding the Company's ability to continue as a going concern, dated March 9, 1998 (except for the sixth paragraph of Note 6, as to which the date is June 8, 1998), on our audits of the consolidated financial statements of Fountain Oil Incorporated as of December 31, 1997, December 31, 1996, and August 31, 1996, and for the year ended December 31, 1997, the four month period ended December 31, 1996 and the years ended August 31, 1996 and 1995, which report is included in the Company's Registration Statement on Form S-3, as amended, File No. 333-48287, also incorporated by reference in this Form 8-K.



                                  /s/PricewaterhouseCoopers LLP

                                  PricewaterhouseCoopers LLP


Houston, Texas
July 24, 1998